================================================================================

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for use of the Securities and Exchange Commission only (as permitted by Rule 14a-6(e)(2))

                                VERITAS DGC INC.
                (Name of Registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):
[X]    No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and O-11.

       Title of each class of securities to which transaction applies:
       Aggregate number of securities to which transaction applies:
       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.):
       Proposed maximum aggregate value of transaction:
       Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement No., or the Form or Schedule and the date of its filing.
       Amount Previously Paid:
       Form, Schedule or Registration Statement No.:
       Filing Party:
       Date Filed:

================================================================================

                                 [VERITAS LOGO]


                                VERITAS DGC INC.
                                 10300 TOWN PARK

                              HOUSTON, TEXAS 77072

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 5, 2000

                                   ----------

     We will hold the annual meeting of the holders of common stock of Veritas DGC Inc. and the holders of exchangeable shares and class A exchangeable shares series 1 of Veritas Energy Services Inc., a wholly-owned subsidiary of Veritas DGC (all such holders are collectively referred to in this Notice as "stockholders") at the offices of Veritas DGC, 10300 Town Park, Houston, Texas 77072, on Tuesday, December 5, 2000, at 10:00 a.m., Houston time, for the following purposes:

         1) To elect a board of eight directors for Veritas DGC to serve until the next annual meeting of stockholders or until their successors are elected and qualify; and

         2) To transact any other business as may properly be presented at the meeting or any adjournment of the meeting.

     A record of stockholders has been taken as of the close of business on October 19, 2000 and only those stockholders of record on that date are entitled to notice of and to vote at the meeting. A stockholders' list will be available beginning November 24, 2000, and may be inspected during normal business hours before the annual meeting at the offices of Veritas DGC, 10300 Town Park, Houston, Texas.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope. Returning your proxy will not prevent you from voting in person at the meeting if you wish to do so.

                                       By Order of the Board of Directors,



                                       Larry L. Worden
                                       Secretary
October 24, 2000

                                VERITAS DGC INC.
                                 10300 TOWN PARK
                              HOUSTON, TEXAS 77072


                                 PROXY STATEMENT


     We are furnishing this proxy statement in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held December 5, 2000, and at any adjournment of the meeting. The meeting will be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     As of October 19, 2000, the record date for determining the stockholders entitled to vote at the meeting, there were outstanding and entitled to vote 28,417,065 shares of Veritas DGC common stock, par value $.01 per share, 1,415,077 Veritas Energy Services Inc. exchangeable shares and 470,749 Veritas Energy Services class A exchangeable shares series 1. In this proxy statement, all such shares are referred to collectively as "shares," and all holders of shares are referred to collectively as "stockholders." This proxy statement addresses you if you are a stockholder. All shares vote together as a single class and each share entitles its holder to one vote on each matter presented at the meeting. Holders of a majority of the outstanding shares must be present, in person or by proxy, to constitute a quorum for the transaction of business. Abstentions will be treated as present for purposes of determining whether a quorum is present.

     The proxy accompanying this proxy statement, when properly signed and returned, permits you to vote by proxy on all matters to come before the meeting or any adjournment of the meeting. If you specify your choice on the proxy with respect to a matter being voted upon, your shares will be voted as you specify. UNLESS YOU SPECIFY OTHERWISE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS IF YOU SIGN, DATE AND RETURN YOUR PROXY.

     We are not aware of any business to be acted upon at the meeting other than those set forth in the accompanying Notice. If, however, other matters are properly brought before the meeting, or any adjournment of the meeting, the persons appointed as proxies will have discretion to vote or abstain from voting on any such matter according to their best judgment.

     You may revoke your proxy by (i) giving written notice to Larry L. Worden, Vice President, General Counsel & Secretary, Veritas DGC Inc., 10300 Town Park, Houston, Texas 77072, (ii) signing and delivering a later dated proxy to Mr. Worden at any time before its exercise, or (iii) attending the meeting and voting in person. Our inspectors of election, who are required to decide impartially any interpretive questions as to the conduct of the vote will certify the results, will tabulate the votes at the meeting.

     We will bear the cost of soliciting proxies in the accompanying form. In addition to solicitations by mail, our employees may solicit proxies in person, by telephone, fax or electronic mail.

     This proxy statement and form of proxy is first being sent or given to stockholders on or about October 24, 2000.

                              ELECTION OF DIRECTORS

     The stockholders will elect eight directors at the meeting. Each director elected will hold office until the next annual meeting of stockholders, until his successor is elected and qualifies or until his earlier death, resignation or removal. By signing, dating and returning the accompanying proxy, you will grant your proxy to vote your shares as you direct. Unless you specify otherwise, your shares will be voted FOR the eight nominees to the board of directors if you sign, date and return your proxy. All nominees previously have been elected directors by the stockholders. If any nominee becomes unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board of directors may be reduced accordingly; however, we are not aware of any circumstances likely to render any nominee unavailable.

     The eight nominees who receive a majority of the votes cast will be the duly elected directors of Veritas DGC. Abstentions and broker non-votes will not be counted as a vote for or against any nominee, and will not effect the outcome of the election. Cumulative voting is not allowed.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL EIGHT NOMINEES.

NOMINEES

     The names of the eight nominees and certain information concerning each of them is set forth below:

                             Principal Position with                     Director
Name (1)                     Veritas DGC                     Age         Since         Member of
-------------------------    ---------------------------     -------    -----------    ----------------------------------
Clayton P. Cormier           Director                        68         1991           Audit committee

Lawrence C. Fichtner         Director                        55         1996           Health, safety and environment
                                                                                       committee

James R. Gibbs               Director                        56         1997           Audit, compensation, executive
                                                                                       and nominating committees

Steven J. Gilbert            Director                        53         1991           Compensation committee

Stephen J. Ludlow            Director, vice chairman         50         1994           Executive and health, safety and
                                                                                       environment committees

Brian F. MacNeill            Director                        61         1996           Compensation and nominating
                                                                                       committees

Jan Rask                     Director                        45         1998           Audit, health, safety and
                                                                                       environment and nominating
                                                                                       committees

David B. Robson              Director, chairman of the       61         1996           Audit, compensation, executive,
                             board and chief executive                                 health, safety and environment
                             officer                                                   and nominating committees (2)

----------
(1) See "Other Information - Certain Stockholders" for shares beneficially owned by each nominee as of September 30, 2000.

(2) Ex officio non-voting member of the audit, compensation and health, safety and environment committees.

     Clayton P. Cormier is currently a financial and insurance consultant. Prior to that, Mr. Cormier was a senior vice president in the oil and gas division of Johnson & Higgins, an insurance broker, from 1986 to 1991 and previously served as chairman of the board, president, and chief executive officer of Ancon Insurance Company, S.A. and as an assistant treasurer of Exxon.

     Lawrence C. Fichtner is president of Entrada Management. Mr. Fichtner retired from his position as executive vice president - corporate communications of Veritas DGC in December 1998, a position he had held since August 1996, upon consummation of the business combination between Veritas DGC, then known as Digicon Inc., and Veritas Energy Services. Prior to that, he had been executive vice president of Veritas Energy Services or its predecessors since 1978. During the ten years prior to joining Veritas Energy Services, he held various positions as a geophysicist with Geophysical Services Inc., Texaco Exploration Ltd. and Bow Valley Exploration Ltd.

     James R. Gibbs is chairman, president and chief executive officer of Frontier Oil Corporation, an oil refining and marketing company. He has been chairman since January 1999, chief executive officer since 1992 and president since 1987. He has been employed there for eighteen years. Mr. Gibbs is a director of Frontier Oil Corporation, Smith International, Gundle/SLT Environmental, Inc. and Talon International Energy, Ltd. and is an advisory director of Frost Bank.

     Steven J. Gilbert has been chairman of Gilbert Global Equity Partners, L.P. since 1997. From 1992 to 1997 he was managing general partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of Quantum Group of Funds, and was a principal advisor to Quantum Industrial Holdings Ltd. From 1988 to 1992, he was the managing director of Commonwealth Capital Partners, L.P., a private equity investment fund and from 1984 to 1988, Mr. Gilbert was the managing general partner of Chemical Venture Partners, which he founded. Mr. Gilbert is a director of The Asian Infrastructure Fund, LLC International Inc. (NASDAQ) and OneTel, Ltd. (AUS).

     Stephen J. Ludlow became vice chairman of Veritas DGC in January 1999. From August 1996, upon consummation of the business combination between Veritas DGC and Veritas Energy Services until January 1999, he was president and chief operating officer of Veritas DGC. He has been employed by Veritas DGC for 25 years and served as president and chief executive officer of Veritas DGC from 1994 to 1996. Prior to 1994, he served as executive vice president of Veritas DGC for four years following eight years of service in a variety of progressively more responsible management positions, including several years of service as the executive responsible for operations in Europe, Africa and the Middle East.

     Brian F. MacNeill is currently chief executive officer and, prior to September 2000, had been president and chief executive officer of Enbridge Inc., a crude oil and liquids transportation and natural gas distribution company and formerly IPL Energy Inc., since 1991. He was executive vice president and chief operating officer of IPL Energy Inc. or its predecessors from 1990 to 1991 and previously served as chief financial officer of Interhome Energy, Inc. and Home Oil Company Limited and as vice president and treasurer of Hiram Walker Resources Ltd.

     Jan Rask has been president, chief executive officer and director of Marine Drilling Companies, Inc. since July 1996. Mr. Rask served as president and chief executive officer of Arethusa (Off-Shore) Limited from May 1993 until the acquisition of Arethusa (Off-shore) Limited by Diamond Offshore Drilling, Inc. in May 1996. Mr. Rask joined Arethusa (Off-shore) Limited's principal operating subsidiary in 1990 as its president and chief executive officer.

     David B. Robson has been chairman of the board of Veritas DGC since consummation of the business combination between Veritas DGC and Veritas Energy Services in August 1996. He is currently chief executive officer and has been since August 1996 with the exception of January 24 through July 24, 2000. Prior thereto, he held similar positions with Veritas Energy Services or its predecessors since 1974. Mr. Robson is also a director of Marine Drilling Companies, Inc.

COMMITTEES AND MEETINGS OF DIRECTORS

     During fiscal year 2000, the board of directors met on six regularly and specially scheduled occasions. Committees of the board of directors held meetings as follows: audit - three meetings; compensation - two meetings; executive - no meetings; nominating - no meetings; and health, safety and environment - one meeting. During fiscal year 2000, all directors attended at least 75% of the meetings of the board of directors and committees on which they served, with the exception of James R. Gibbs who attended 73% of the meetings of the board of directors and committees on which he served.

     The audit committee assists the board of directors in assuring that our accounting and reporting practices are in accordance with all applicable requirements. The audit committee has reviewed and discussed our audited financial statements for the year ended July 31, 2000 with management and has discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors and accountants for Veritas DGC, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements. The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP, its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, the audit committee recommended to the board of directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 31, 2000. The members of the audit committee are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards. Clayton P. Cormier, James R. Gibbs, Jan Rask and David B. Robson are the members of the audit committee. The board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Annex A. The information in this paragraph shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

     The compensation committee administers our compensation plans, including stock option and restricted stock plans, and recommends officers' compensation, including awards of stock options and restricted stock, to the board of directors for approval.

     The nominating committee recommends nominees for election to the board of directors at each annual meeting and to fill existing or anticipated vacancies on the board of directors. The nominating committee will consider nominees recommended by stockholders.

     The health, safety and environment committee assists the board of directors by overseeing our environmental and occupational health and safety policies and programs and monitoring related current and future regulatory issues.

DIRECTOR COMPENSATION

     Each of our directors who is not also an employee is paid an annual fee of $15,000 plus travel expenses, a fee of $1,500 per regular or special board of directors meeting, $750 per telephonic board of directors meeting and $750 per regular, special or telephonic committee meeting attended. We maintain a stock option plan for non-employee directors providing for stock options to be granted to each non-employee director. Under the stock option plan for non-employee directors, each eligible director is granted options to purchase 5,000 shares of common stock on the date of the first meeting of the board of directors each calendar year. If a director is initially elected or appointed to the board of directors other than at the first meeting of the calendar year, the board of directors may grant an option to such director for a number of shares of common stock not to exceed 5,000. The exercise price for each option granted is the closing sale price of a share of common stock on the day immediately before the date of grant. Each option is exercisable as follows: 25% of the options are immediately exercisable on the date of grant and an additional 25% become exercisable on each succeeding anniversary of the date of grant until all are exercisable on the third anniversary of the date of grant. All options granted to non-employee directors expire ten years after the date of grant.

                                   MANAGEMENT
EXECUTIVE OFFICERS


     Except as described under "Employment Agreements", our executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board of directors at its first meeting following each annual meeting of stockholders. In addition to Messrs. Robson and Ludlow, who are listed under "Nominees" with their biographical information, our executive officers include the following individuals:

     Timothy L. Wells, age 47, was appointed president and chief operating officer of Veritas DGC in January 1999. He has been employed by Veritas DGC for 17 years, having served as president of Veritas DGC's Asia Pacific division, regional manager of North and South American processing, manager of research and programming and in various other capacities in North and South America.

     Anthony Tripodo, age 48, was appointed executive vice president, chief financial officer and treasurer of Veritas DGC in April 1997. Prior to that, he was employed by Baker Hughes Incorporated for sixteen years in various financial management capacities, most recently as vice president of finance and administration for its Baker Performance Chemicals Incorporated unit. Prior to his service with Baker Hughes, Mr. Tripodo was employed by the accounting firm of Price Waterhouse from 1974 to 1980.

     Rene M.J. VandenBrand, age 42, became vice president - business development of Veritas DGC in August 1996 upon consummation of the business combination between Veritas Digicon and Veritas Energy Services. Prior to that, he served as vice president - finance and secretary of Veritas Energy Services since November 1995, following two years of service in comparable positions with Taro Industries Limited. He was previously a partner of Coopers & Lybrand Chartered Accountants in Calgary, Alberta.

     Larry L. Worden, age 48, was appointed vice president, general counsel & secretary in December 1998. For ten years prior to that, Mr. Worden served as vice president, general counsel & secretary of King Ranch, Inc., a privately held Texas corporation. Prior to that he held positions at National Gypsum Company and two private law firms.

EMPLOYMENT AGREEMENTS

     We have entered into employment agreements with each of Messrs. Robson, VandenBrand, Ludlow, Tripodo and Wells. Each agreement automatically renews for successive one-year periods unless terminated by prior written notice of either party. We also entered into an employment agreement with Mr. Fichtner, who retired effective December 31, 1998. By mutual agreement and in lieu of a lump-sum payment to Mr. Fichtner of an amount equal to two-years' salary as provided in his employment agreement, we pay Mr. Fichtner in equal monthly installments an annual amount equal to his annual salary at the time of his retirement, $150,000, through December 2000. As of July 31, 2000, the executive officers are entitled to annual salaries under their employment agreements as follows: Mr. Robson - $387,500; Mr. Ludlow - $265,000; Mr. Wells - $240,000; Mr.
Tripodo - $220,000; and Mr. VandenBrand - $164,000. Within 30 days of termination without cause, each executive officer is entitled to a one-time payment under his employment agreement equal to several months of his salary as follows: Messrs. Robson, Ludlow and Wells - 24 months; Mr. Tripodo - 18 months; and Mr. VandenBrand - 12 months. We do not currently have an employment agreement with Mr. Worden.

     In accordance with the terms of an employment agreement dated January 24, 2000, we made certain payments to Richard C. White, who resigned as chief executive officer effective July 24, 2000, and as a director effective August 14, 2000. Those payments are described in the table below.

EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to us for the years ended July 31, 2000, 1999 and 1998 of those individuals who (i) served as our chief executive officer during fiscal 2000, or (ii) were among our four most highly compensated executive officers at July 31, 2000, other than the chief executive officer and whose annual salary and bonus exceeded $100,000.

                                                SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------
                                                                                  Long Term Compensation
                                                 Annual Compensation                      Awards
                                        ------------------------------------     -------------------------
                                                                                 Restricted       Stock      All Other
Name and Principal            Fiscal                                               Stock        Options(1)    Compen-
Position                       Year      Salary       Bonus          Other         Awards        (Shares)     sation(2)
----------------------------- ------    ---------   ----------     ---------     ----------     ----------   ----------
David B. Robson (3)            2000     $ 338,397   $  122,337            --             --         36,993           --
Chairman and Chief             1999       330,000       52,553(4)         --             --         30,812           --
   Executive Officer           1998       297,916      243,133(5)         --             --             --           --

Richard C. White               2000     $ 177,692     See note 7   $ 710,000(7)  $  429,688(8)      18,902           --
Chief Executive Officer (6)    1999            --           --            --             --             --           --
    (Resigned 7/24/00)         1998            --           --            --             --             --           --

Stephen J. Ludlow              2000     $ 265,021   $   83,740            --             --         15,179   $    4,000
Vice Chairman (9)              1999       265,342       38,584(4)         --             --         24,743        4,000
                               1998       241,667      175,038(5)         --             --             --        4,000

Timothy L. Wells               2000     $ 228,308   $   63,457            --             --         13,747   $    4,000
President & Chief Operating    1999       168,615       36,473(4)    184,728(11)         --         20,542        4,000
   Officer (10)                1998       142,500       96,106       182,601(11)         --             --        4,000

Anthony Tripodo                2000     $ 202,470   $   63,990            --             --         12,601   $    4,000
Executive Vice President,      1999       190,245       27,664(4)         --             --         17,740        4,000
   Chief Financial Officer     1998       184,167      132,171            --             --             --        1,584
   & Treasurer

Larry L. Worden                2000     $ 184,162   $   58,197            --             --          7,255   $    4,000
Vice President, General        1999       120,232       19,656(4)         --             --         19,673           --
   Counsel & Secretary (12)    1998            --           --            --             --             --           --

----------
(1)   All options granted were options to purchase shares of common stock.

(2) Represents company contributions to Messrs. Robson's, White's, Ludlow's, Wells', Tripodo's and Worden's accounts pursuant to our 401(k) Plan.

(3) Mr. Robson's compensation is paid in Canadian dollars -- amounts shown have been converted to U.S. dollars.

(4) Includes value of the following shares of common stock issued in lieu of cash bonuses at a fair market value of $10 5/16 per share, the closing price on the date of payment: Mr. Robson - 2,208 shares; Mr. Ludlow - 1,717 shares; Mr. Wells - 1,484 shares; Mr. Tripodo - 1,155 shares; and Mr. Worden - 580 shares.

(5) Includes value of the following shares of common stock issued in lieu of cash bonuses at a fair market value of $16 11/16 per share, the closing price on the date of payment: Mr. Robson - 6,654 shares and Mr. Ludlow - 3,387 shares.

(6) Mr. White served as chief executive officer from January 24 through July 24, 2000 and as a director from March 7 through August 14, 2000.

(7) We paid Mr. White $710,000 upon his resignation as chief executive officer effective July 24, 2000, under the terms of his employment agreement and in full settlement of certain claims for additional cash compensation, including unpaid bonus.

(8) Represents 25,000 shares of restricted stock valued at $17 3/16 per share, the closing price for common stock on January 24, 2000, the date of issue. Restrictions were removed from these shares effective July 24, 2000, the effective date of Mr. White's resignation as chief executive officer.

(9)   Mr. Ludlow was promoted to vice chairman effective January 25, 1999.

(10) Mr. Wells was promoted to president and chief operating officer effective January 25, 1999. Prior to that date, Mr. Wells was employed and compensated by a subsidiary, Veritas DGC Asia Pacific Ltd.

(11) For fiscal year 1999, includes a $12,500 relocation bonus and a domestic allowance for temporary living expenses incurred during Mr. Well's relocation from Singapore to Houston; for fiscal years 1998 and 1997 includes foreign bonus, cost of living adjustment and housing paid to Mr. Wells by Veritas DGC Asia Pacific Ltd. through June 30, 1999.

(12)  We hired Mr. Worden in November 1998.

     The following table sets forth options granted by Veritas DGC during the fiscal year ended July 31, 2000 to each of Messrs. Robson, White, Ludlow, Wells Tripodo and Worden:

                                       OPTION GRANTS IN FISCAL YEAR ENDED JULY 31, 2000
----------------------------------------------------------------------------------------------------------------------
                                         Individual Grants (1)
------------------------------------------------------------------------------------------------------

                                                            Percent of
                                         Number of        total options
                                         securities         granted to      Exercise
                                     underlying options    employees in       price       Expiration     Grant Date
Name of Officer                           granted          fiscal year      ($/share)        date        Fair Value(2)
--------------------------------    -------------------- ---------------- ------------  --------------   -------------
David B. Robson.................            36,993               6.7         $26.1875   3/13/2010         $739,997
Richard C. White................            18,902               3.5          26.1875   3/13/2010 (3)      378,110 (3)
Stephen J. Ludlow...............            15,179               2.7          26.1875   3/13/2010          303,636
Timothy L. Wells................            13,747               2.5          26.1875   3/13/2010          274,991
Anthony Tripodo.................            12,601               2.3          26.1875   3/13/2010          252,067
Larry L. Worden.................             7,255               1.3          26.1875   3/13/2010          145,127

----------
(1) Except as otherwise noted, each option grant expires ten years from the date of grant. Except as otherwise noted, each grant is exercisable as follows: 25% of the options are immediately exercisable on the date of grant and an additional 25% become exercisable on each succeeding anniversary of the date of grant until all are exercisable on the third anniversary of the date of grant.

(2) Calculated using the Black-Scholes option valuation method assuming no dividends, a 5.9% risk-free interest rate, 62.3% expected volatility and a ten-year expected life.

(3) Options valued as of the date of grant assuming a ten-year term. In accordance with the terms of Mr. White's employment agreement, options granted to him became vested upon his resignation as chief executive officer effective July 24, 2000. Under the terms of the option plan, he had ninety days after his resignation, or until October 22, 2000, to exercise these options.

     The following table sets forth information with respect to Messrs. Robson's, White's, Ludlow's, Wells', Tripodo's and Worden's options to purchase Veritas DGC common stock that were exercised during the fiscal year ended July 31, 2000 or unexercised at fiscal year end.

                            AGGREGATED OPTION EXERCISES DURING FISCAL YEAR ENDED JULY 31, 2000
                                           AND OPTION VALUES AS OF JULY 31, 2000
------------------------------------------------------------------------------------------------------------------
                                                          Number of Unexercised           Value of In-the-Money
                           Options Exercised During    Options Held at Fiscal Year     Unexercised Options Held at
                                  Fiscal Year                      End                     Fiscal Year End (1)
                          -------------------------    ----------------------------    ---------------------------
                            Shares
                          Acquired on       Value
                            Exercise      Realized     Exercisable    Unexercisable    Exercisable   Unexercisable
                          ------------    ---------    -----------    -------------    -----------   -------------
David B. Robson.........          --             --        110,545           49,603    $ 1,193,623   $     179,941
Richard C. White (2)....          --             --         18,902               --             --              --
Stephen J. Ludlow.......      39,876      $ 380,649         32,374           34,564        167,927         156,458
Timothy L. Wells........      10,271        158,327         13,476           25,602         21,335          10,667
Anthony Tripodo.........          --             --         25,353           22,766        112,373         101,263
Larry L. Worden.........       5,433         62,981          6,216           15,279         47,508          90,679

----------
(1) Value of in-the-money unexercised options are calculated based on the July 31, 2000, closing price of Veritas DGC common stock of $21 1/2 per share on the New York Stock Exchange.

(2) In accordance with the terms of his employment agreement, all options granted to Mr. White became vested upon his resignation as chief executive officer effective July 24, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Robson, Chairman and Chief Executive Officer, is an ex officio non-voting member of the compensation committee of the board of directors. As such, he is invited to and attends meetings of the compensation committee from time to time. He is not allowed to vote on any item that comes before the committee, nor is he allowed to be present during the committee's discussions of his compensation. None of the three voting members of the compensation committee
- Messrs. Gibbs, Gilbert, and MacNeill - is or has been at any time an executive officer or employee of Veritas DGC or any of its subsidiaries nor have any of them had any relationship with Veritas DGC that would otherwise require disclosure.

COMPENSATION COMMITTEE REPORT

     The compensation committee of the board of directors has furnished the following report on executive compensation for fiscal 2000:

     We seek to relate a significant portion of potential total executive compensation to Veritas DGC's financial performance. Our executive compensation consists of three elements: base compensation, bonus and stock-based benefits.

     We intend the base compensation for executive officers to afford a reasonable degree of financial security and flexibility to those individuals whom we regard as acceptably discharging the levels and types of responsibility implicit in the various executive positions.

     We last increased the base pay for executive officers effective March 2000. At the time of the increase, we gave little consideration to the compensation plans of executives in other seismic companies, because some of our principal competitors are subsidiaries of larger, more diversified oilfield service concerns, and compensation data was not publicly available for the comparable executive positions in those subsidiaries. Moreover, the few publicly held seismic operators had such disparate operating and financial characteristics and were of such dissimilar sizes, that the compensation committee found little basis for reliable comparison. In setting the salaries of the executive officers, we considered the salary histories of each executive, his past performance, credentials, age and experience with Veritas DGC, as well as his perceived future utility to Veritas DGC.

     We require a minimum level of company financial performance before the executive officers earn any annual bonuses, and we award bonuses for achieving higher levels of performance directly tied to the level achieved. In fiscal 1998, we recommended and the board of directors adopted an incentive compensation program pursuant to which some 200 managerial personnel (including the executive officers) became eligible to earn bonuses based upon Veritas DGC's actual results of operations as a percentage of those results anticipated in the annual budget approved by the board of directors at the beginning of the fiscal year. We awarded the following bonuses under the incentive compensation program for performance during fiscal 2000: Mr. Robson - $122,337; Mr. Ludlow - $83,740; Mr. Wells - $63,457; Mr. Tripodo - $63,990; and Mr. Worden - $58,197. (See the table set forth in the table in the section entitled "Executive Compensation" for amounts paid to Mr. White).

     We believe periodic grants of significant blocks of stock options to executive officers helps to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus on the goal of increasing stockholder value. We will consider such grants every year. We last granted options on March 13, 2000.

                                The Compensation Committee,
                                Brian F. MacNeill (Chairman)
                                James R. Gibbs
                                Steven J. Gilbert
                                David B. Robson (ex officio, non-voting member)

                              CERTAIN STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares at September 30, 2000, by (i) each person we know to own beneficially more than 5% of the outstanding shares, (ii) all directors and director nominees, (iii) Messrs. Robson, White, Ludlow, Wells, Tripodo, Worden and VandenBrand and (iv) all directors, director nominees and executive officers as a group.

                        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
----------------------------------------------------------------------------------------------------------------

                                                                   Currently
                                                                  exercisable
                                                                   options to                       Percentage
                                                                    purchase                         of Class
Name and Address (1)                           Shares (2, 3)         shares          Total (2)          (4)
-------------------------------------------    ---------------    -------------     ------------    ------------
Beneficial Owner of 5% or more of Shares:
  Geo Capital LLC                                1,631,135                  -        1,631,135          5.98
  767 Fifth Avenue
  New York, New York 10153-4590
Executive Officers, directors and director nominees:

  David B. Robson.......................         1,254,888(5)         110,545        1,365,433          4.98
  Richard C. White......................            27,500             18,902           46,402            *
  Stephen J. Ludlow.....................             9,626             32,374           42,000            *
  Timothy L. Wells......................                --             13,476           13,476            *
  Anthony Tripodo.......................             5,677             25,353           31,030            *
  Larry L. Worden.......................             1,938              6,216            8,154            *
  Rene M.J. VandenBrand.................             2,863             26,138(6)        29,001            *
  Clayton P. Cormier....................             2,004             11,250           13,254            *
  Lawrence C. Fichtner..................             3,003             69,427           72,430            *
  James R. Gibbs........................             1,000              6,875            7,875            *
  Steven J. Gilbert.....................             1,437             11,250           12,687            *
  Brian F. MacNeill.....................             4,000             19,917           23,917            *
  Jan Rask..............................                --              4,125            4,125            *
-------------------------------------------    ---------------    -------------     ------------    ------------
All directors, director nominees and
executive officers as a group...........                                             1,652,384          5.95

----------
*    Does not exceed one percent

(1) The address of each person shown is c/o Veritas DGC Inc., 10300 Town Park, Houston, Texas 77072, unless an address is listed.

(2) Unless otherwise indicated, the numbers shown refer to shares of common stock or options to purchase common stock.

(3) Each person has sole voting and investment power with respect to the shares listed unless otherwise specified.

(4) Percentages are calculated based on total of all outstanding shares as of September 30, 2000.

(5) Includes 1,244,826 shares of Veritas Energy Services exchangeable shares owned by 607749 BC Ltd., a British Columbia corporation owned and controlled by Mr. Robson, 8,862 shares of common stock owned by Mr. Robson, and 1,200 shares of common stock owned by Mr. Robson's wife.

(6)  Includes 2,500 shares of common stock held by a minor child.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. We believe that our officers, directors and greater than 10% stockholders met all applicable filing requirements for fiscal year ended July 31, 2000.

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph illustrates the performance of our common stock compared with the cumulative total return on (i) Standard & Poor's 500 Stock Index and (ii) an index of peer companies we selected for the period beginning July 31, 1995 and ending July 31, 2000. The graph assumes that the value of the investment in our common stock and each index was $100 at July 31, 1995. In all cases the cumulative total return assumes, as contemplated by the Securities and Exchange Commission rules, that any cash dividends on the common stock of each entity included in the data presented below were reinvested in that security.

                                    [GRAPH]

   TOTAL RETURN ANALYSIS

                                   7/31/1995    7/31/1996    7/31/1997     7/31/1998    7/31/1999    7/31/2000
                                   ---------    ---------    ---------     ---------    ---------    ---------
   VERITAS DGC                      $ 100.00     $ 202.22     $ 441.81      $ 584.69     $ 314.38     $ 378.13
   INDEX OF PEER COMPANIES          $ 100.00     $ 120.82     $ 226.69      $ 189.99     $ 169.22     $ 217.01
   S & P 500 STOCK INDEX            $ 100.00     $ 116.55     $ 177.30      $ 211.48     $ 254.22     $ 277.02

     Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets.


     The index of peer companies consists of Dawson Geophysical Company, Petroleum Geo-Services, Inc., Schlumberger Limited, Seitel, Inc. and Baker Hughes Incorporated. Before 1999, Western Atlas was included in the index of peer companies and Baker Hughes Incorporated was not. Western Atlas was acquired by, and is now a wholly-owned subsidiary of, Baker Hughes Incorporated. As a result, Baker Hughes Incorporated was substituted for Western Atlas.

     The graph above depicts the past performance of our common stock should not be used to predict future performance. We do not make or endorse any predictions as to future share performance. These price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under such acts.

                                    AUDITORS

     PricewaterhouseCoopers LLP, independent accountants, have served as the independent accountants of Veritas DGC since November 1996. No action will be taken at the meeting with respect to the continued employment of PricewaterhouseCoopers. PricewaterhouseCoopers continues to provide audit services to us, and representatives of the firm plan to attend the annual meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire.

                   AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

     We have mailed our annual report to stockholders covering the fiscal year ended July 31, 2000 to each stockholder entitled to vote at the annual meeting.

     We will provide a copy of our annual report on Form 10-K for the fiscal year ended July 31, 2000 without charge to any stockholder making written request to Larry L. Worden, Vice President, General Counsel & Secretary, 10300 Town Park, Houston, Texas 77072.

                             ADVANCE NOTICE DEADLINE

     If you wish to submit a proposal for action to be included in the proxy statement and form of proxy relating to our 2001 annual meeting of stockholders you must submit your proposal to us before July 1, 2001, and otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.





                                          By Order of the Board of Directors,



                                          Larry L. Worden
                                          Secretary




     October 24, 2000

                                VERITAS DGC INC.
                             AUDIT COMMITTEE CHARTER

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

It is RESOLVED, therefore, that the charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

It is RESOLVED, that the Audit Committee shall have the following specific powers and duties:

1. Holding at least three regular meetings per year and such special meetings (at least one per year) as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the internal auditors, and including in such meetings members of management to provide information as needed;

2. Reviewing the performance of the independent accountants and internal auditors and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants and internal auditors;

3. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit plans and reports, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

4. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

5. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

6. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application


                                     ANNEX A
     thereof, and providing for the review of interim financial reports before they are filed with the SEC or other regulators;

7. Providing for review of the Company's quarterly earnings releases by the Chairman, or his designee, and reviewing the Company's annual fiscal year earnings release in a meeting of the full Audit Committee before such releases are made public;

8. Through the internal audit process and the independent accountants, reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

11. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee such recommendations as the committee deems appropriate;

12. Maintaining minutes or other records of meetings and activities of the Audit Committee;

13. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities, including retaining independent counsel, accountants, or others to assist it in the conduct of any investigation;

14. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable;

15. Meeting with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee;

It is RESOLVED, that the membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee. Members of the audit committee shall have a familiarity with basic finance and accounting practices and at least one member of the committee shall have an accounting or financial management background.

                                     ANNEX A
                                   Page 2 of 2

                                VERITAS DGC INC.

       PROXY SOLICITATION BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2000

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID B. ROBSON, STEPHEN J. LUDLOW, TIMOTHY
L. WELLS, ANTHONY TRIPODO, RENE M.J. VANDENBRAND and LARRY L. WORDEN, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting (including all adjournments thereof) of Stockholders of Veritas DGC Inc. to be held on Tuesday, December 5, 2000 at 10:00 a.m. Houston time, at the offices of the Company, 10300 Town Park, Houston, Texas 77072.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE OF SUCH INSTRUCTIONS THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1.


         (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)


                            o FOLD AND DETACH HERE o

                                                                                                                  Please mark
                                                                                                                  your vote as  [ ]
                                                                                                                  indicated in
                                                                                                                  this example

Item 1 - Election of Directors                        Nominees: 01 Clayton P. Cormier, 02 Lawrence C. Fichtner, 03 James R. Gibbs,
                                                      04 Steven J. Gilbert, 05 Stephen J. Ludlow, 06 Brian F. MacNeill, 07 Jan Rask
                                                      and 08 David B. Robson.
      FOR all nominees       WITHHOLD
         (except as          AUTHORITY
     specified hereon)    to vote for all             (Instruction: To withhold authority to vote for an individual nominee write
                          nominees listed             that nominee's name in the space provided below.)
                             at right

                                                      ------------------------------------------------------------------------------

Item 2 - As such proxies may determine in their discretion upon such other business      The undersigned hereby acknowledges receipt
(including procedural and other matters relating to the conduct of the meeting)          of the Notice of Annual Meeting of
that may properly come before the meeting and any adjournment thereof.                   Stockholders and the Proxy Statement
                                                                                         furnished therewith.

                                                                                         Please date, sign and return this Proxy in
                                                                                         the enclosed business envelope.

                                                                                         "By checking the box to the right, I
                                                                                         consent to future access of the Annual
                                                                                         Report, Proxy Statements prospectuses and
                                                                                         other communications electronically via the
                                                                                         Internet. I understand that the Company
                                                                                         may no longer distribute printed materials
                                                                                         to me from any future shareholder meeting
                                                                                         until such consent is revoked. I understand
                                                                                         that I may revoke any consent at any time
                                                                                         by contacting the Company's transfer agent,
                                                                                         ChaseMellon Shareholder Services,
                                                                                         Ridgefield Park, NJ and that costs normally
                                                                                         associated with electronic access, such as
                                                                                         usage and telephone charges, will be my
                                                                                         responsibility."



SIGNATURE_____________________________________SIGNATURE_________________________________________DATE_______________________________
(SIGN EXACTLY AS NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES ARE HELD JOINTLY EACH HOLDER SHOULD SIGN. IF SIGNING FOR
ESTATE, TRUST OR CORPORATION, TITLE OR CAPACITY SHOULD BE STATED.)

                                                      *FOLD AND DETACH HERE*


                  --------------------------------------------------------------------------------------------------
                    [GRAPHIC APPEARS HERE]         VOTE BY TELEPHONE OR INTERNET          [GRAPHIC APPEARS HERE]
                                                   QUICK *** EASY *** IMMEDIATE
                  --------------------------------------------------------------------------------------------------

                                    YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week
                There is NO CHARGE to you for this call. - Have your proxy card in hand.
    You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

---------------------------------------------------------------------------------------------------------------
OPTION 1:         To vote as the Board of Directors recommends on ALL proposals, press 1
---------------------------------------------------------------------------------------------------------------
                               WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.
---------------------------------------------------------------------------------------------------------------
OPTION 2:         If you choose to vote on each proposal separately, press 0. You will hear these instructions:
---------------------------------------------------------------------------------------------------------------
                  Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
                  To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

                  Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                              WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.
                   The instructions are the same for all remaining proposals.
                                             OR
2. VOTE BY INTERNET:   Follow the instructions at our Website Address: http://www.eproxy.com/vts
                                             OR
3. VOTE BY PROXY:      Mark, sign and date you proxy card and return promptly in the enclosed envelope.

         NOTE: If you vote by internet or telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.
                                    THANK YOU FOR VOTING.

                                        VERITAS DGC INC.

                PROXY SOLICITATION BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
                                               OF
                          STOCKHOLDERS TO BE HELD ON DECEMBER 5, 2000

                       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    The undersigned hereby appoints David B. Robson, Stephen J.
                Ludlow, Timothy L. Wells, Anthony Tripodo, Rene M.J. VandenBrand
                and Larry L. Worden, or any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated on the reverse side, all shares of stock which the undersigned is
    PROXY       entitled to vote, with all powers which the undersigned would
     FOR        possess if personally present, at the Annual Meeting (including
   ANNUAL       all adjournments thereof) of Stockholders of Veritas DGC Inc. to
   MEETING      be held on Tuesday, December 5, 2000 at 10:00 a.m., Houston
     OF         time, at the offices of the Company, 10300 Town Park, Houston,
STOCKHOLDERS    Texas 77072.
 DECEMBER 5,
    2000            1. [ ] FOR all nominees (except as specified hereon):
                       Clayton P. Cormier, Lawrence C. Fichtner, James R. Gibbs, Steven J. Gilbert, Stephen J. Ludlow, Brian F. MacNeill, Jan Rask and David B. Robson.

                       [ ] WITHHOLD authority to vote for all nominees listed above.

                       INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                    ------------------------------------------------------------

                 (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

    2. [ ] As such proxies may determine in their discretion upon such other business (including procedural and other matters relating to the conduct of the meeting) that may properly come before the meeting and any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned. in the absence of such instructions this proxy will be voted FOR the nominees listed in Item 1.

                                            The undersigned hereby acknowledges
                                            receipt of the Notice of Annual
                                            Meeting of Stockholders and the
                                            Proxy Statement furnished therewith.

                                            Dated this ___ day of ________, 2000

                                            ------------------------------------

                                            ------------------------------------
                                                  Signature(s) of Stockholder

                                            (Sign exactly as name(s) appear on
                                            your stock certificate. If shares
                                            are held jointly each holder should
                                            sign. If signing for estate, trust
                                            or corporation, title or capacity
                                            should be stated.)

   PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED BUSINESS ENVELOPE.